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                                                                   Exhibit 10.18

                           GENERAL CONTINUING GUARANTY
                                       OF
                     CENTURY ELECTRONICS MANUFACTURING, INC.

      In order to induce Fidelity Funding, Inc. ("Fidelity"), a Texas corporation, to extend and/or to continue to extend financial accommodations to Century Electronics Manufacturing (NE), Inc., a Massachusetts corporation, Y.M.C. Manufacturing Company, a California corporation, and Quality Manufacturing Services, Inc., a California corporation (individually, a "Company" and, collectively, the "Companies"), pursuant to the terms and conditions of that certain Loan and Security Agreement (the "Agreement"), dated as of the hereof, between Fidelity and the Companies or pursuant to any other present or future agreement between Fidelity and any Company, and in consideration of any loans, advances, or financial accommodations heretofore or hereafter granted by Fidelity to or for the account of any Company, whether pursuant to the Agreement or otherwise, Century Electronics Manufacturing, Inc., a Delaware corporation ("Guarantor"), the owner, directly or indirectly, of 100% of the outstanding capital stock of each Company, hereby guarantees, promises and undertakes as follows:

1.    Definitions and Construction Rules.

      1.1 When used herein, the following terms shall have the following meanings:

            "Advance" shall have the meaning given to it in the Agreement.

            "Affiliate" means with respect to any Person, any other Person that directly or indirectly controls, or is controlled by or under common control with, such Person.

            "Agreement" shall have the meaning given to it in the first paragraph hereof.

            "Company" or "Companies" shall have the meanings given to them in the first paragraph hereof.

            "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation:
      (a) all liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person in respect of any guaranty of any Debt of another Person, and (c) all obligations, indebtedness and liabilities secured by any lien on or security interest in any property or assets of such Person.

            "Effective Termination Date" shall have the meaning given to it in
      Section 3.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment or otherwise relating to the
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      manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

            "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Guarantor or any Affiliate thereof with respect to which Guarantor has a fixed or contingent liability.

            "Event of Default" has the meaning given it in Section 15.

            "Fidelity" shall have the meaning given to it in the first paragraph hereof.

            "GAAP" means generally accepted accounting principles and practices as promulgated by the American Institute of Certified Public Accountants, applied on basis consistent with past practices.

            "Guarantor" shall have the meaning given to it in the first paragraph hereof.

            "Guarantor Documents" means this Guaranty, the Related Guaranty and all other documents, instruments or contracts executed by Guarantor in connection herewith or therewith or the transactions contemplated hereby or thereby.

            "Guaranty" means this General Continuing Guaranty, as amended, supplemented or otherwise modified from time to time.

            "Obligations" shall have the meaning given to it in Section 2.

            "Person" means any individual, corporation, joint venture, partnership, trust, unincorporated organization or governmental entity or agency.

            "Related Guaranty" means the General Continuing Guaranty, dated as of the date hereof, from the Guarantor to USA Funding, as amended, modified or supplemented from time to time.

            "Related Loan Agreement" means the Loan and Security Agreement, dated as of the dated hereof, between the Companies and USA Funding, as amended, modified or supplemented from time to time.

            "Subsidiary" means any Person of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the governing body of such Person is directly or indirectly owned or controlled by Guarantor; provided, however, that no Person domiciled outside of the United States of America shall be a Subsidiary.


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            "Termination Event" means (a) the occurrence with respect to any
      ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA or (b) the withdrawal of Guarantor or any Affiliate of Guarantor from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in
      Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

            "Transaction Documents" shall have the meaning given to it in the Agreement.

            "USA Funding" shall means USA Funding, Inc., a Delaware corporation.

      1.2 References herein to a particular agreement, instrument or document also shall be deemed to refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Guaranty are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      1.3 Unless otherwise expressly provided herein or unless Fidelity otherwise consents, all financial statements and reports furnished to Fidelity hereunder shall be prepared, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP on a consolidated basis without duplication.

2. Guaranty of Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Fidelity, on order or demand, in lawful money of the United States, any and all indebtedness, liabilities and obligations of each Company to Fidelity whether under the Agreement or otherwise (collectively, the "Obligations"). Without limiting the generality of the foregoing, Guarantor further agrees to pay to Fidelity all post-petition interest, expenses and other duties and liabilities of each Company which would be owed by such Company but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Company. The Obligations shall include any and all advances, debts, obligations and liabilities of each Company, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, however arising (including, without limitation, indebtedness owing by such Company to Fidelity under the Agreement, and any and all attorney's fees, expenses, costs, premiums, charges and interest owed by such Company to Fidelity, whether under the Agreement, or otherwise), whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether such Company may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter becomes otherwise unenforceable, and also shall include each Company's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty undertaking and provision to


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      be performed by such Company under the Agreement.

3. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain effective until it has been expressly terminated pursuant to paragraph 12; provided, however, that, by sending written notice (by certified mail, return receipt requested) to Fidelity, Guarantor may terminate this Guaranty as to (and only as to) Obligations of the Companies under transactions having their inception after the effective date (the "Effective Termination Date") specified in such written notice, which shall be at least 90 days after Fidelity's receipt of such written notice. No such termination shall affect any rights or obligations arising out of transactions having their inception prior to the Effective Termination Date, including, without limitation, any loans or advances made, or any credit granted, to any Company after Fidelity's receipt thereof pursuant to any agreement, commitment or obligation, including, without limitation, the Agreement, made or entered into by Fidelity prior to the Effective Termination Date.

4. Rights are Independent. Guarantor agrees that it is directly and primarily liable to Fidelity, that the obligations of Guarantor hereunder are independent of the obligations of the Companies and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against any Company or whether any Company is joined in any such action or actions. Guarantor agrees that any releases which may be given by Fidelity to any Company or any other guarantor or endorser of all or any part of the Obligations shall not release it from this Guaranty.

5. Default. In the event that any bankruptcy, insolvency, receivership or similar proceeding is instituted by or against Guarantor and/or any Company or in the event that either Guarantor or any Company becomes insolvent, makes an assignment for the benefit of creditors or attempts to effect a composition with creditors, or if there any Event of Default or any "Event of Default" under the Agreement (whether declared or not), then, at Fidelity's election, without notice or demand, the obligations of Guarantor created hereunder shall become due, payable and enforceable against Guarantor whether or not the Obligations are then due and payable and whether or not the Obligations are enforceable against any Company.

6. Indemnification. Guarantor agrees to indemnify, defend and hold Fidelity harmless from and against any and all obligations, demands and liabilities, by whomsoever asserted and against all losses in any way suffered, incurred or paid by Fidelity as a result of or in any way arising out of, following or consequential to transactions with the Companies, whether under the Agreement or otherwise, and also agrees that this indemnification shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which Fidelity and any Company may hereafter agree, or by any agreements or arrangements whatever with any Company or anyone else. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION


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      OF ANY KIND BY FIDELITY, provided only that Fidelity shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs proximately caused by its own individual negligence or willful misconduct.

7. Consent to Modifications. Guarantor hereby authorizes Fidelity, without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment or the terms of any of the Obligations, or any part thereof, including, without limitation, increasing or decreasing the rate of interest thereof or the amount of indebtedness thereunder; (b) take and hold security for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Fidelity in its discretion may determine; (d) release or substitute any one or more endorsers or guarantors of all or any part of the Obligations; and (e) assign, without notice, this Guaranty in whole or in part and Fidelity's rights hereunder to anyone at any time. Fidelity agrees to use its best efforts to notify Guarantor in advance of taking any of the foregoing actions, but the failure to so notify Guarantor shall not, in any way or respect, impair, diminish, reduce or release Guarantor's obligation hereunder.

      Guarantor agrees that Fidelity may do any or all of the foregoing in such manner, upon such terms, and at such times as Fidelity, in its discretion, deems advisable, without, in any way or respect, impairing, effecting, reducing or releasing Guarantor from its undertakings hereunder, and Guarantor hereby consents to each and all of the foregoing acts, events and occurrences.

8. Waiver of Defenses. Guarantor hereby waives any right to assert against Fidelity as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable) other than payment of amounts owed, set-off, counterclaim or cross-claim which Guarantor may now or any time hereafter have against any Company and any other party liable to Fidelity in any way or manner. Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Agreement or any security interest thereunder or any Transaction Document.

      Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Fidelity, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights, rights to proceed against any Company for reimbursement, or any other rights of Guarantor to proceed against any Company or against any other rights of Guarantor or against any other person or security. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creating or incurring of new or additional indebtedness, and all other notices or formalities to which Guarantor may be entitled.


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      As a condition to payment or performance by Guarantor under this Guaranty,
      Fidelity shall not be required to, and Guarantor hereby waives any and all rights to require Fidelity to prosecute or seek to enforce any remedies against any Company or any other party liable to Fidelity on account of the Obligations or to require Fidelity to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Fidelity by any Company or any other party on account of the Obligations.

      All monies or other property of Guarantor at any time in Fidelity's possession may be held by Fidelity as security for any and all obligations of Guarantor to Fidelity no matter now existing or hereafter arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. Guarantor also agrees that Fidelity's books and records showing the account between Fidelity and any Company shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

9. Waiver of Rights of Subrogation. Until all of the Obligations have been paid and performed in full, Guarantor shall have no right to exercise any right of subrogation with respect hereto and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against either Company and any right to participate in any collateral securing the Obligations until such time. If any amount shall be paid to Guarantor on account of any subrogation rights or other remedy or collateral at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Fidelity, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Fidelity to be held by Fidelity as collateral for, or then or at any time thereafter applied in whole or in part by Fidelity against, all or any portion of the Obligations whether matured or unmatured, in such order as Fidelity shall elect, if Guarantor shall make payment to Fidelity of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Fidelity will, at Guarantor's request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

10. Subordination. Guarantor hereby subordinates any and all indebtedness of each Company to Guarantor to the full and prompt payment and performance of all of the Obligations. Guarantor agrees that Fidelity shall be entitled to receive payment of all Obligations prior to Guarantor's receipt of payment of any amount of any indebtedness of any Company to Guarantor; provided, however, that Guarantor shall be entitled to collect and receive regularly scheduled payments of interest and principal on any such indebtedness so long as no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitutes an Event of Default, has occurred. Except as provided in the preceding sentence, any payments on such indebtedness to Guarantor, if Fidelity so requests, shall be collected, enforced and received by Guarantor, in trust, as trustee for Fidelity and shall be paid over to Fidelity on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of


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      this Guaranty. After the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, Fidelity is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, any indebtedness of any Company to Guarantor and to apply any amounts received thereon to the Obligations, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of any Company to Guarantor, and (ii) to pay any amounts received on such indebtedness to Fidelity for application to the Obligations.

11. Financial Condition of the Companies. Guarantor is presently informed of the financial condition of each Company and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will continue to keep itself informed of each Company's financial condition and of all other circumstances which bear upon the risk of nonpayment. Guarantor hereby waives its right, if any, to require Fidelity to disclose to Guarantor, and Fidelity is relieved of any obligation or duty to disclose to Guarantor, any information which Fidelity may now or hereafter acquire concerning such condition or circumstances.

12. Termination. The Guarantor's obligation under this Guaranty shall continue in full force and effect until each Company's Obligations are fully paid, performed and discharged and Fidelity gives the Guarantor written notice of that fact. No Company's Obligations shall be considered fully paid, performed and discharged unless and until all payments by such Company to Fidelity are no longer subject to any right on the part of any person whomsoever, including but not limited to, such Company, such Company as a debtor-in-possession, or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Code. In the event that any such payments by any Company to Fidelity are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within Fidelity's discretion, Guarantor shall be liable for the full amount Fidelity is required to repay plus costs, interest, attorneys' fees and any and all expenses which Fidelity paid or incurred in connection therewith.

13. Guarantor's Representations and Warranties. Guarantor represents and warrants to Fidelity on the date hereof, and shall be deemed to represent and warrant to Fidelity on each date on which an Advance or Term Advance is made to any Company under the Agreement, that:

      13.1 Each of Guarantor and each Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, with all requisite power and authority to execute, deliver and perform its obligations under the Guarantor Documents or the Transaction Documents to which it is a party and to conduct its business as presently conducted. Each of Guarantor and each Company is duly qualified and authorized to do business as a foreign corporation and is in


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      good standing in all states in which such qualification and good standing are necessary or desirable for the conduct of its business or the performance of its obligations under the Guarantor Documents or the Transaction Documents to which it is a party. The execution, delivery and performance by Guarantor of this Guaranty and the other Guarantor Documents to which it is a party do not and will not constitute (a) a violation of any applicable law or Guarantor's articles or certificate of incorporation or bylaws or (b) a material breach of any other document, agreement or instrument to which Guarantor is a party or by which Guarantor is bound. This Guaranty and the other Guarantor Documents to which Guarantor is a party have been duly authorized, executed and delivered by Guarantor, and are legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by Guarantor of this Guaranty or the other Guarantor Documents to which it is a party.

      13.2 Except as described on Schedule 13.2, none of the capital stock of any Company owned by Guarantor is subject to any lien, encumbrance, security interest or other claim of any kind or nature, and there are no financing statements on file in any public office governing any such capital stock in which Guarantor is named in or has signed as the debtor.

      13.3 Guarantor is the sole owner and holder of, and has good and marketable title to, all issued and outstanding capital stock of each Company.

      13.4 The address set forth below Guarantor's signature hereon is, and for at least the last six months has been, Guarantor's mailing address, its chief executive office and its principal place of business. Guarantor does not transact business, and has not transacted business during the past five years, under any trade, fictitious or assumed name.

      13.5 Guarantor and the Subsidiaries have filed all tax reports and returns required to be filed by them and have paid all federal, state and local taxes and governmental charges imposed upon them and then due; provided, however, that YMC has a payment plan with the Internal Revenue Service for the payment of approximately $33,000 of past due federal withholding taxes.

      13.6 Each of Guarantor and each of its Subsidiaries is in compliance with ERISA, and is not required to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. Each of Guarantor and each Company has conducted its business in compliance with all applicable laws, including but not limited to, applicable Environmental Laws, and maintains and is in compliance with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Neither Guarantor nor any Company has any known material contingent liability under any Environmental Law.


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      13.7 The application made by Guarantor and the Companies to Fidelity in connection with the Agreement and the statements made therein and in any materials furnished in connection therewith are true and correct as of the date hereof. All financial statements furnished by Guarantor to Fidelity in connection with such application or hereunder have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of Guarantor as of the dates and for the periods indicated therein.

      13.8 There is no fact which Guarantor has not disclosed to Fidelity in writing which reasonably could be expected to materially adversely affect the properties, business or financial condition of Guarantor or any Company or the Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

14. Covenants of Guarantor. From the date hereof and until the payment and performance in full of all of the Obligations, Guarantor covenants with Fidelity that:

      14.1 Guarantor shall preserve and maintain, and shall cause each Company to preserve and maintain, its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain, and shall cause each Company to maintain, all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided, however, that Quality Manufacturing Services, Inc. and Y.M.C. Manufacturing Company may merge with and into each other provided that the conditions thereto contained in Section 5.20 of the Agreement are satisfied.

      14.2 Guarantor shall maintain, and shall cause each Company to maintain, its books and records in accordance with GAAP. Guarantor shall furnish Fidelity, upon request, such information and statements as Fidelity shall request from time to time regarding the business affairs, financial condition and results of operations of the Guarantor and each Company. Guarantor shall provide Fidelity, within 120 days after the end of each of Guarantor's fiscal years, audited annual consolidated and consolidating financial statements and such certificates relating to the foregoing as Fidelity may request including, without limitation, an annual certificate from the president and chief financial officer of Guarantor certifying the accuracy of such financial statements, stating whether any Events of Default have occurred and stating in detail the nature of any such Events of Default Any such officers' certificate shall be in the for attached hereto as Exhibit A. In addition, Guarantor shall furnish to Fidelity such other items of information that Fidelity may deem necessary or appropriate from time to time. Guarantor immediately shall notify Fidelity in writing upon becoming aware of the existence of any condition or circumstance that constitutes an Event of Default or that would, with the giving of notice, the passage of time or both, constitute an Event of Default. Any such written notice shall be signed by the president and the chief financial officer of guarantor and shall specify the nature of such condition or circumstance, the period of the existence thereof and the action that Guarantor proposes to take with respect thereto.


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      14.3 Guarantor promptly shall notify Fidelity of any attachment or any other legal process levied against Guarantor or any Company and any action, suit, proceeding or other similar claim initiated against Guarantor or any Company.

      14.4 Guarantor shall keep and maintain, and shall cause each Company to maintain, adequate insurance by with reputable and creditworthy insurers with respect to its business, provided that no credit insurance on accounts receivable shall be required. Such insurance shall cover loss, damages and liability of amounts not less than reasonably requested by Fidelity and shall include, at a minimum, business interruption insurance, insurance for workers compensation, general premises liability, fire, casualty, theft and all risk. Guarantor shall deliver copies of each insurance policy to Fidelity upon request.

      14.5 Guarantor shall file, and shall cause each Company to file, all tax reports and returns required to be filed by it in the manner and at the times required by applicable law, and shall pay, and shall cause each Subsidiary to pay, all federal, state and local taxes and charges imposed upon it when due; provided, however, that neither Guarantor nor any Subsidiary shall be prohibited from contesting any such tax or charge in good faith as long as it has set aside adequate reserves on its books and records in accordance with GAAP to cover its liability for any such taxes or charge.

      14.6 Guarantor shall comply, and shall cause each Company to comply, with ERISA and shall not become required to contribute, and shall not permit any ERISA Affiliate to become required to contribute, to any "multiemployee plan" as defined in Section 4001 of ERISA. Guarantor shall conduct its business, and shall cause each Company to conduct its business, in compliance with all applicable laws, and shall maintain and comply, and shall cause each Company to maintain and comply, with all licenses and permits required under any such laws to conduct its business and perform its obligations under the Guarantor Documents or Transaction Documents to which it is a party. Without limiting the generality of the foregoing, Guarantor shall comply, and shall cause each Company to maintain and comply, in all respects with all Environmental Laws now or hereafter applicable to it and shall obtain, and shall cause each Company to obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. Guarantor promptly shall furnish to Fidelity all written notices of violation, complaints, penalty assessments, suits or other proceedings received by Guarantor or any Company with respect to any alleged violation of or non-compliance with any Environmental Laws.

      14.7 Guarantor shall not, without Fidelity's prior written consent, which may be withheld in its reasonable discretion, grant, create or allow to exist, and shall not, without Fidelity's prior written consent, which may be withheld in its sole discretion, permit any Company to grant, create or allow to exist, any security interest, lien or other encumbrance on any of its assets and properties other than (a) the liens and security interests granted to Fidelity in the Agreement or otherwise and the liens and security interests granted to USA Funding in the Related Loan Agreement or otherwise, (b) the liens, security interests and other encumbrances described on Schedule 13.2 attached hereto, the liens, security interests and


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      other encumbrances described on Schedule 4.2 to the Agreement, and any liens and security interests granted to holders of Debt refinancing any Debt secured by the foregoing security interests, liens or other encumbrances to the extent permitted by Section 14.8(c), (c) purchase money liens or security interests granted at a time when no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitutes an Event of Default, has occurred, and (d) liens and security interests securing Debt permitted under Section 14.8(d). Guarantor shall not change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or transact business under any trade, fictitious or assumed name without providing at least 30 days' prior written notice thereof to Fidelity.

      14.8 Guarantor shall not, without Fidelity's prior written consent, which may be withheld in its reasonable discretion, incur, and shall not, without Fidelity's prior written consent, which may be withheld in its sole discretion, permit any Company to incur, directly, or indirectly, any Debt for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than (a) Debt incurred in favor of Fidelity or USA Funding, (b) Debt secured by purchase money liens or security interests permitted by Section 14.7, (c) Debt incurred to refinance any other Debt then existing and permitted hereunder to the extent such Debt does not exceed the amount of Debt refinanced and such Debt is secured only by the properties and assets that secured the Debt refinanced, (d) Debt subordinated to the Obligations pursuant to a written subordination agreement satisfactory to Fidelity between Fidelity and the Person to whom such Debt is owed, (e) Debt incurred in the normal and ordinary course of Guarantor's or such Company's business, (f) without duplication, Debt permitted under the Agreement Guarantor shall not be prohibited from issuing its equity securities or otherwise raising equity capital, and (g) Debt incurred by Guarantor in connection with the repurchase by Guarantor of shares of its capital stock.

      14.9 Guarantor shall not, without Fidelity's prior written consent, which may be withheld in its reasonable discretion, become liable, and shall not, without Fidelity's prior written consent, which may be withheld in its sole discretion, permit any Company to become liable, directly or indirectly, in connection with the Debt of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Fidelity or USA Funding.

      14.10 Guarantor shall not declare, pay or issue any dividends or other distributions in respect of its capital stock or distribute, reserve, secure, or otherwise make or commit distributions on account of its capital stock, or make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock

      (each, a "Distribution"); provided, however, that Guarantor may make any Distribution if; immediately prior thereto and after giving effect thereto, no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred.

      14.11 Guarantor shall not make any loans or advances to or for the benefit of any officer, director, Affiliate or shareholder of Guarantor other than advances for routine expense allowances in the ordinary course of business; provided, however, that Guarantor may make any such loan or advance, if immediately prior thereto and after giving effect Thereto, no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred. Guarantor shall not make any payment on any obligation owing to any officer, director, shareholder or Affiliate of Guarantor, provided, however, that Guarantor may make any such payment, if immediately prior thereto and after giving effect thereto, no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred.

      14.12 Guarantor shall not permit any Company to purchase or otherwise acquire assets from any Person outside the ordinary course of business.

      14.13 With Fidelity's prior written consent, which may be withheld in its reasonable discretion, Guarantor shall not dissolve or liquidate or become a party to any merger or consolidation with any Person. Guarantor shall not permit any Company to sell or otherwise dispose of its assets other than the sale of inventory in the ordinary course of business or the sale of unusable or obsolete machinery and equipment as permitted by the Agreement or to dissolve or liquidate or to become a party to any merger or consolidation with any Person provided, however, that Quality Manufacturing Services, Inc. and Y.M.C. Manufacturing Company may merge with and into each other provided that the conditions thereto contained in
      Section 5.20 of the Agreement are satisfied.

15. Events of Default An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the happening of one or more of the following:

      (a) Guarantor shall fail to pay on demand or otherwise as and when required or due any amount required to be paid or owed by Guarantor to Fidelity, whether hereunder or otherwise.

      (b) Guarantor shall breach any covenant or agreement made herein or in any other Guarantor Document (other than those covered by clause (a) above) and the same shall not be cured to Fidelity's satisfaction within 30 days alter the earlier of (i) the date of which Guarantor first obtains knowledge that such covenant or agreement has been breached or (ii) the date on which Fidelity notifies Guarantor that such covenant or agreement has been breached.

      (c) Any warranty or representation made herein or in any other Guarantor Document shall be untrue in any material respect when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Guarantor, or by any other person on behalf of Guarantor, to Fidelity is not true and correct in any material respect when furnished.

      (d) There shall be commenced by or against Guarantor or any Company any voluntary or involuntary case under the federal Bankruptcy Code, or Guarantor or any Company shall make an assignment for the benefit of its creditors, or of a receiver or custodian shall be appointed for Guarantor or any Company for a substantial portion of its assets.

      (e) Guarantor or any Company other than YMC shall become insolvent in that its debts are greater than the fair value of its assets, or Guarantor or any Company is generally not paying its debts as they become due.

      (f) Any involuntary lien, garnishment, attachment or the like in the amount of $100,000 or more shall be issued against or shall attach to the Collateral or any assets or properties of Guarantor and the same is not released or bonded or insured to Fidelity's satisfaction within ten days.

      (g) Guarantor or any Subsidiary shall have a federal or state tax lien filed against any of its properties.

      (h) Guarantor or any Subsidiary shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form or report as and when due; provided, however, that nothing contained herein shall be deemed to prohibit Guarantor or any Subsidiary from diligently contesting the payment of any tax owed in good faith as long as adequate reserves therefor have been made on its books and records in accordance with GAAP; and provided, further, however, that the failure of YMC to pay approximately $33,000 of past due federal withholding taxes shall not constitute an "Event of Default" unless YMC defaults under its payment plan with respect thereto with the Internal Revenue Service.

      (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000.

      (j) Guarantor or any Company suffers the entry against it a final judgment for the payment of money in excess of $100,000, and (i) either such judgment is not satisfied in full within 45 days after such judgment becomes final or (ii) such judgment is not bonded or insured to the satisfaction of Fidelity.

      (k) An event or circumstance shall have occurred which Fidelity believes in good faith has or may result in a material adverse change in the financial condition, business or operations of the Guarantor or any Company.

      (l) Fidelity believes in good faith that the prospect for payment or performance of the Obligations has become impaired.

      (m) An "Event of Default" beyond any applicable cure period shall have occurred under the Related Loan Agreement, the Related Guaranty, the Agreement or any other Transaction Document or Guarantor Document.

      (n) An "event of default" beyond any applicable cure period shall have occurred under any agreement, document or instrument evidencing any Debt in excess of $100,000 of Guarantor or any Subsidiary and the holder of such Debt shall not have waived such "event of default" or such "event of default" shall not have otherwise been cured, or any Debt in excess of $100,000 of Guarantor or any Subsidiary is accelerated or called for payment prior to the due date thereof

16. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Fidelity's successors and assigns.

17. Modifications. This Guaranty cannot be modified orally. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Fidelity authorized to do so. All prior agreements, understandings, representations and negotiations; if any, are merged into this Guaranty.

18. Attorneys' Fees. Guarantor agrees to pay all reasonable attorneys' fees, post-judgment interest and all other costs and out-of-pocket expenses which may be incurred by Fidelity in the enforcement of this Guaranty or in any way arising out of, following, or consequential to the enforcement of any Company's Obligations, whether under this Guaranty, the Agreement, or otherwise.

19. Limitation on Interest. Fidelity and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

20. GOVERNING LAW. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ALL ISSUES OR MATTERS PERTAINING TO USURY OF THE MAXIMUM ALLOWABLE CHARGE UNDER LAW FOR THE USE, DETENTION OR FORBEARANCE OF MONEY SHALL BE GOVERNED BY

      THE LAWS OF THE STATE OF CALIFORNIA. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR IN ANY LEGAL PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND GUARANTOR BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND GUARANTOR SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS HAVING JURISDICTION. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

21. Section Numbers and Headings. Section numbers and section titles have been set forth herein for convenience only; they shall not be construed to limit or extend the meaning of any part of this Guaranty.

      THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

EXECUTED AND AGREED as of
December 22, 1998:

"GUARANTOR":                             CENTURY ELECTRONICS
                                         MANUFACTURING, INC.


                                         By: /s/ Leslie J. Sainsbury
                                             --------------------------------
                                             Name:  Leslie J. Sainsbury
                                             Title: President and CEO


Guarantor Address:                       274 Cedar Hill Road
                                         Marlborough, Massachusetts 01752

                                 SCHEDULE 13.2

None.

                                    EXHIBIT A

                                      FORM
                                       OF
                              OFFICERS' CERTIFICATE

      Reference is made to the (a) General Continuing Guaranty (the "Fidelity Guaranty"), dated as of December 22, 1998, from Century Electronics Manufacturing, Inc., a Delaware corporation (the "Company"), in favor of Fidelity Funding, Inc., a Texas corporation ("Fidelity"), and (b) the General Continuing Guaranty (the "USA Funding Guaranty"), dated as of December 22, 1998, from Century in favor of USA Funding Inc., a Delaware corporation ("USA Funding"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Fidelity Guaranty and the USA Funding Guaranty. The undersigned, the President and Chief Financial Officer of the Company, hereby certify to Fidelity and USA Funding that, to the best of their knowledge and belief:

      1. The financial statements of the Company as of and for the fiscal year ending __________________ (the "Reporting Year") attached hereto have been prepared in accordance with GAAP, are true, correct and accurate in all material respects and fairly and accurately present the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

      2. Except as indicated below, no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred and is continuing:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      EXECUTED on___________________.


                                           ___________________________________
                                           President


                                           ___________________________________
                                           Chief Financial Officer


                                       18